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                                                                   EXHIBIT 24.3


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Form S-4 Registration Statement of our reports dated February 21, 1997 included in Kinder Morgan Energy Partners, L.P.'s Annual Reports on Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this Amendment No. 1 to Form S-4 Registration Statement.

                                       /s/ Arthur Andersen LLP
                                       ARTHUR ANDERSEN LLP







Houston, Texas
February 2, 1998